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                                                                    EXHIBIT 11.4

                            APPLIEDTHEORY CORPORATION

                CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                                                   NINE MONTHS ENDED
                                                                                   SEPTEMBER 30, 1998
                                                                                   ------------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period                                            9,810,000

     Weighted average shares issued during nine months
          ended September 30, 1998 (5,234,182 shares)                                     2,024,585
                                                                                       ------------
                                                                                         11,834,585
                                                                                       ============

Net loss                                                                               $ (3,488,000)
                                                                                       ============

Loss per share attributable to common stockholders                                     $      (0.29)
                                                                                       ============




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(1)For a discussion of loss per share, see Note B of the Notes to the Financial
   Statements provided in Part I, Item 1 of our Form 10-Q for the period ended September 30, 1999.

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